CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form F-1 of Smart Logistics Global Limited (the “Company”) of our report dated July 14, 2025, with respect to our audits of the consolidated financial statements of the Company as at December 31, 2025 and 2024, and for each of the two years in the period ended December 31, 2025 and 2024 which appear in such Registration Statement.

We also consent to the reference to our Firm under the caption “Experts” appearing in such Registration Statement.

J&S Associate PLT

/s/ J&S Associate PLT

Kuala Lumpur, Malaysia

July 14, 2025